UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 18, 2026

Star Equity Holdings, Inc.
(Exact name of registrant as specified in charter)

Delaware	001-38704	59-3547281
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

53 Forest Avenue, Suite 101
Old Greenwich, CT 06870
(Address of Principal Executive Offices)

Registrant's telephone number, including area code (203) 489-9500
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	STRR	The NASDAQ Stock Market LLC
Series A Preferred Stock, $0.001 par value	STRRP	The NASDAQ Stock Market LLC
Preferred Share Purchase Rights
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 18, 2026, Star Equity Holdings, Inc. (the “Company”) entered into an At Market Issuance Sales Agreement (the “Sales Agreement”) with Ladenburg Thalmann & Co. Inc. (“Sales Agent”), as sales agent, pursuant to which the Company may offer and sell, from time to time, through the Sales Agent, shares of the Company’s 10% Series A Cumulative Perpetual Preferred Stock, par value $0.001 per share, having an aggregate offering price of up to $8,700,000 (the “Shares”).

The Company is not obligated to sell any Shares under the Sales Agreement. Subject to the terms and conditions of the Sales Agreement, the Sales Agent will use commercially reasonable efforts, consistent with its normal trading and sales practices, to sell Shares from time to time based upon the Company’s instructions, including any price, time or size limits or other customary parameters or conditions specified by the Company. Under the Sales Agreement, the Sales Agent may sell Shares in transactions that are deemed to be “at the market” offerings as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”), including sales made by means of ordinary brokers’ transactions, including directly on the Nasdaq Global Select Market or into any other existing trading market for the Shares, or sales made to or through a market maker, in block transactions or by any other method permitted by law, including negotiated transactions. Sales may be made at market prices prevailing at the time of a sale or at prices related to prevailing market prices or at negotiated prices. The Company will pay the Sales Agent a commission of up to 3.0% of the gross sales price per share sold through it acting as Sales Agent. The Company also will reimburse the Sales Agent for certain specified expenses in connection with entering into the Sales Agreement. The Company has no obligation to sell any of the Shares under the Sales Agreement and may at any time suspend solicitations and offers under the Sales Agreement.

The issuance and sale, if any, of the Shares by the Company under the Sales Agreement will be made pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-294548) filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 24, 2026, and declared effective as of April 1, 2026. The Company filed a prospectus supplement with the SEC on May 18, 2026 in connection with the offer and sale of the Shares pursuant to the Sales Agreement.

The foregoing description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The legal opinion of Baker & Hostetler LLP, counsel to the Company, relating to the validity of the issuance and sale of the Shares being offered pursuant to the Sales Agreement, is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any Shares under the Sales Agreement nor shall there be any sale of such Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

1.1	At Market Issuance Sales Agreement, dated May 18, 2026, by and between Star Equity Holdings, Inc. and Ladenburg Thalmann & Co. Inc.

5.1	Opinion of Baker & Hostetler LLP.

23.1	Consent of Baker & Hostetler LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR EQUITY HOLDINGS, INC. (Registrant)

By:	/s/ MATTHEW K. DIAMOND
Matthew K. Diamond
Chief Accounting Officer

	Dated:	May 18, 2026

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